EXHIBIT 99.1

Terra Tech Corp. Files Provisional Patent Application for Cannabis-Infused Rolling Papers

Irvine, CA — September 07, 2017 – Terra Tech Corp. (OTCQX: TRTC) (“Terra Tech” or the “Company”), a vertically integrated, cannabis-focused agriculture company, announced it has filed a patent application with the U.S. Patent and Trademark Office (USPTO) for innovative cannabis-infused rolling papers. The inventive rolling papers, which are expected to launch in 2018, will be the latest addition to the Company’s portfolio of IVXX™ branded premium cannabis products, which includes flowers, concentrates, custom-rolled joints and edibles. As with all IVXX products, the rolling papers will be free of toxic pesticides, harmful molds and chemical residues.

The patent application covers the infusion of cannabis concentrates in rolling papers to achieve enhanced levels of active ingredients. Rolling papers with varying concentrations of cannabis concentrate, as well as with varying flavors and aromas, can be produced to achieve a personalized experience for the user. As part of Terra Tech’s aggressive IP protection program, the patent application is expected to ultimately mature into a fully enforceable issued patent to protect the Company’s proprietary technology.

Derek Peterson, CEO of Terra Tech, commented, “Infusing rolling papers with cannabis can enhance the user experience for adult-use and medical cannabis users alike, for example by customizing the amount of active ingredients available in a joint, without the need to manually add a concentrate to the flower in a joint. Furthermore, cannabis concentrate infused rolling papers can come in a range of different flavors. We are pleased to have filed this patent as we work toward growing our IP portfolio and expanding our range of premium quality cannabis products.”

Terra Tech’s proprietary IVXX cannabis products are grown and harvested under the safest and most beneficial conditions. All products are thoughtfully produced, rigorously tested and certified to the highest standards of potency and purity. They are sold in dispensaries across California and Nevada, including at Terra Tech’s ‘Blüm’ retail and medical cannabis in Oakland, CA, Reno, Nevada and Las Vegas, Nevada, as well as at third party dispensaries.

To be added to the Terra Tech email distribution list, please email TRTC@kcsa.com with TRTC in the subject line.

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About Terra Tech

Terra Tech Corp. (OTCQX: TRTC) operates through multiple subsidiary businesses including: Blüm, IVXX Inc., Edible Garden, and MediFarm LLC. Blüm’s retail and medical cannabis facilities provide the highest quality medical cannabis to patients who are looking for alternative treatments for their chronic medical conditions as well as premium cannabis to the adult-use market in Nevada. Blüm offers a broad selection of cannabis products including; flowers, concentrates and edibles through its Oakland, CA and multiple Nevada locations. IVXX, Inc. is a wholly-owned subsidiary of Terra Tech that produces cannabis-extracted products for regulated medical cannabis dispensaries throughout California and medical and adult-use dispensaries in Nevada. The Company’s wholly-owned subsidiary, Edible Garden, cultivates a premier brand of local and sustainably grown hydroponic produce, sold through major grocery stores such as ShopRite, Walmart, Winn-Dixie, Raley's, Meijer, Kroger, Stop & Shop and others nationwide. Terra Tech’s MediFarm LLC subsidiaries are focused on medical and adult-use cannabis cultivation and permitting businesses throughout Nevada.

For more information about Terra Tech Corp visit: http://www.terratechcorp.com/

For more information about IVXX visit: http://ivxx.com/

For more information about Blüm Nevada visit: http://letsblum.com

For more information about Blüm Oakland visit: http://blumoak.com/

Visit us on Facebook @ https://www.facebook.com/terratechcorp/timeline

Follow us on Twitter @terratechcorp

For more information about Edible Garden visit: http://www.ediblegarden.com/

Visit Edible Garden on Facebook @ https://www.facebook.com/ediblefarms?fref=ts

Visit IVXX on Facebook @ https://www.facebook.com/ivxxbrand?fref=ts

Cautionary Language Concerning Forward-Looking Statements

Statements in this press release may be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "anticipate", "believe", "estimate", "expect", "intend" and similar expressions, as they relate to the company or its management, identify forward-looking statements. These statements are based on current expectations, estimates and projections about the company's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in Terra Tech Corp.'s filings with the Securities and Exchange Commission. In addition, such statements could be affected by risks and uncertainties related to Terra Tech Corp.'s (i) product demand, market and customer acceptance of its equipment and other goods, (ii) ability to obtain financing to expand its operations, (iii) ability to attract qualified sales representatives, (iv) competition, pricing and development difficulties, (v) general industry and market conditions and growth rates and general economic conditions. Any forward-looking statements speak only as of the date on which they are made, and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release. Information on Terra Tech Corp.'s website does not constitute a part of this release.

Contact

Philip Carlson

KCSA Strategic Communications

TRTC@kcsa.com

212-896-1238

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